UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20546

AMENDMENT NO. 2

TO

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

TRUSTREET PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	75-2687420
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-119116

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.5% Series C Redeemable Convertible Preferred Stock	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

As noted in Item 2 of our Registration Statement on Form 8-A and Amendment No. 1 to Form 8-A relating to our 7.5% Series C Redeemable Convertible Preferred Stock filed under file number 001-13089 with the Securities and Exchange Commission on February 22, 2005, and February 24, 2005, respectively (collectively, the “Registration Statement”), we are amending Item 2 of our Registration Statement to file a copy of our Specimen Certificate of 7.5% Series C Redeemable Convertible Preferred Stock.

Item 2.  Exhibits

Item 2 is hereby amended by adding the following exhibit attached hereto:

Exhibit No.	Description
4.2	Specimen Certificate of 7.5% Series C Redeemable Convertible Preferred Stock (filed herewith).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 25, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
Chief Financial Officer and Secretary